Exhibit 10.5(i)
Execution Version
CONSENT AND NINTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
          This CONSENT AND NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 28, 2009 (this “Amendment”), by and among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”) and the Lenders (as defined herein) party hereto.
WITNESSETH:
          WHEREAS, the Borrower, Lehman Brothers Inc., as advisor, sole lead arranger and sole bookrunner, SunTrust Bank, as syndication agent, Bank Leumi USA, as co-administrative agent, Lehman Commercial Paper Inc. (“LCPI”), acting in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for certain financial institutions (the “Lenders”), and such Lenders, are parties to that certain Amended and Restated Credit Agreement dated as of April 28, 2005 (as amended by (a) the First Amendment to Amended and Restated Credit Agreement, dated as of August 18, 2005, (b) the Second Amendment to Amended and Restated Credit Agreement, dated as of October 11, 2005, (c) the Third Amendment to Amended and Restated Credit Agreement, dated as of December 15, 2005, (d) the Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 18, 2006, (e) the Fifth Amendment to Amended and Restated Credit Agreement, dated as of June 14, 2006, (f) the Sixth Amendment to Amended and Restated Credit Agreement, dated as of July 13, 2006, (g) the Seventh Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2007 and (h) the Eighth Amendment to Amended and Restated Credit Agreement, dated as of December 3, 2008, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, the Borrower has informed the Lenders that the Borrower desires to use the proceeds of Revolving Loans and/or cash on hand of the Borrower to prepay a portion of the outstanding principal amount of the Calfee Acquisition Note in an aggregate amount equal to $25,000,000 (the “Calfee Loan Prepayment”);
          WHEREAS, the Borrower has requested that Administrative Agent and the Lenders (a) consent to the Calfee Loan Prepayment and the use of Revolving Loans to consummate the Calfee Loan Prepayment and (b) amend the Credit Agreement in certain respects; and
          WHEREAS, Administrative Agent and the Required Lenders are willing to accommodate such requests, subject to the terms, conditions and other provisions hereof.
          NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          2. Amendment. Effective as of the Ninth Amendment Effective Date, and in reliance upon the representations and warranties of the Loan Parties set forth in the Loan Documents and in this Amendment, the Credit Agreement is hereby amended as follows:
          (a) Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by substituting the definitions of the terms set forth below in lieu of the current version of such definitions contained in Section 1.1 of the Credit Agreement:
          “Applicable Margin”: for each Type of Loan under each Facility the rate per annum set forth opposite such Facility under the relevant column heading below:

	Base Rate	Eurodollar
	Loans	Loans
Revolving Credit Facility (including Swing Line Loans)	1.75%	2.75%
Term Loan Facility	2.50%	3.50%
provided, that on and after the first Adjustment Date occurring after the completion of fiscal quarter of the Borrower ending December 31, 2008, the Applicable Margins will be determined pursuant to the Pricing Grid.
          “Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (x) Eurodollar Base Rate described in clause (a) of the definition thereof, for an Interest Period of three months as it appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for Eurodollar Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. For purposes hereof: “Prime Rate” shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable publicly available page as may, in the reasonable opinion of the Administrative Agent after notice to the Borrower, replace such page for the purpose of displaying such rate if such rate no longer appears on the British Bankers Association Telerate page 5), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate, the Eurodollar Base Rate for an interest period of three (3) months or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Eurodollar Base Rate or the Federal Funds Effective Rate, respectively. In the event that such rate described in clause (c) above does not appear on Reuters Screen LIBOR01 Page screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
          “Eurodollar Base Rate”: with respect to each day during each Interest Period, the greater of (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time), two Business Days prior to the beginning of such Interest Period and (b) two and three quarters percent (2.75%). In the event that such rate described in clause (a) above does not appear on Reuters Screen LIBOR01 Page screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.
“Pricing Grid”: the table set forth below.

	Applicable Margin for Base		Applicable Margin for
	Rate Loans		Eurodollar Loans
Consolidated Leverage	Revolving		Revolving
Ratio	Credit Facility	Term Facility	Credit Facility	Term Facility
> 3.50 to 1.00	2.25%	2.75%	3.25%	3.75%
≤3.50 to 1.00 and > 3.00 to 1.00	2.00%	2.50%	3.00%	3.50%
≤ 3.00 to 1.00	1.75%	2.50%	2.75%	3.50%
For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on each date (each, an “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.
          (b) Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:
          “Ninth Amendment”: the Ninth Amendment to this Agreement, dated as of January 28, 2009.
          “Ninth Amendment Effective Date”: January 28, 2009.

          3. Consent to Calfee Loan Prepayment. Effective as of the date hereof, subject to the conditions set forth below in this Section 3, upon satisfaction of the conditions precedent set forth in Section 4 hereof, and in reliance upon the representations and warranties of the Loan Parties set forth in the Credit Agreement, the other Loan Documents and in this Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document (including, without limitation, Sections 4.16 and 7.2 of the Credit Agreement and the Parent Subordination Agreement), the Administrative Agent and the Required Lenders hereby consent to the Calfee Loan Prepayment and consent to the use of proceeds of Revolving Loans and/or Swing Line Loans (if any are used) to consummate the Calfee Loan Prepayment, provided that the effectiveness of such consent is subject to the following conditions: (i) the amount of the Calfee Loan Prepayment shall not exceed $25,000,000, (ii) the Calfee Loan Prepayment shall be consummated no later than March 30, 2009, (iii) with respect to the Calfee Loan, amounts repaid on the Calfee Acquisition Note may not be reborrowed by the Borrower and (iv) the Borrower shall have provided evidence to the Lenders that the Calfee Loan Prepayment has been applied as a prepayment of the Calfee Acquisition Note.
          4. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Ninth Amendment Effective Date”) on which the following conditions have been satisfied:
          (a) Amendment. The Required Lenders shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower.
          (b) Acknowledgment and Consent. The Required Lenders shall have received an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Guarantor.
          (c) Projections. The Required Lenders shall have received, in each case, in form and substance reasonably satisfactory to the Required Lenders, an updated pro forma budget of the Borrower and its Subsidiaries for the current fiscal year on a quarter by quarter basis, along with the corresponding financial covenant calculations with respect to each financial covenant set forth in Section 7.1 of the Credit Agreement, which such projections and covenant calculations shall be prepared in accordance with the requirements set forth in the Credit Agreement and shall give pro forma effect to the consummation of Calfee Loan Prepayment and the borrowing of Revolving Loans in connection therewith (collectively, the “Pro Forma Projections”).
          (d) Amendment Fee. The Borrower shall have delivered (and the Borrower hereby covenants and agrees to pay) to each Lender who has delivered an executed signature page to this Amendment on or prior to 5:00 P.M., New York City time, on the date hereof (collectively, the “Signing Lenders”) in immediately available funds, for the benefit of such Signing Lender, a non-refundable fee in an aggregate amount equal to .25% of such Signing Lender’s pro rata share of the aggregate amount of the Revolving Credit Commitments and the outstanding principal balance of the Term Loan held by the Signing Lenders, in each case, as of the date hereof, which fee shall be fully earned and payable as of the date hereof.

          (e) No Defaults. No Default or Event of Default under the Credit Agreement shall have occurred and be continuing.
          (f) Representations and Warranties. The truth and accuracy of the representations and warranties contained in Section 5 hereof.
          (g) Fees, etc. The Required Lenders shall have received all fees required to be paid, and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Required Lenders on or before the Ninth Amendment Effective Date.
          5. Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):
          (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and the Acknowledgment and Consent (the “Amendment Documents”) to which it is a party and, in the case of the Borrower, to borrow under the Credit Agreement as amended hereby. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, the borrowings under the Amended Credit Agreement or the execution, delivery, performance, validity or enforceability of this Amendment or the Acknowledgment and Consent, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Amendment Document and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          (b) The execution, delivery and performance of the Amendment Documents, the borrowings under the Amended Credit Agreement and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).
          (c) Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Ninth Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).
          (d) The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Ninth Amendment Effective Date.
          (e) The Pro Forma Projections are based on reasonable estimates, information and assumptions and the Borrower has no reason to believe that such Pro Forma Projections are incorrect or misleading in any material respect.
          (f) No Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.
          6. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          7. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.
          8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          9. Miscellaneous. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MAPCO EXPRESS, INC., as the Borrower
By:	/s/ Edward Morgan
Name:
Title:

By:	/s/ Gregory A. Intemann
Name:
	Title:	Treasurer

Consent and Ninth Amendment to Amended and Restated Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Frank P. Turner
	Name:	Frank P. Turner
	Title:	Vice President

Consent and Ninth Amendment to Amended and Restated Credit Agreement